UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2014

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

EPAM Systems, Inc. released the following statement.

The situation in the Ukraine is rapidly developing.  We are continuing to monitor, adjust our contingency plans and respond to developments.

We have delivery centers in the Ukraine employing approximately 2,600 engineers, none of which are located in Crimea which is the area of reported military activity. We also have delivery centers in Russia, employing approximately 1,300 personnel located in various cities including Moscow and St. Petersburg.

At present we have not experienced any interruption in our office infrastructure, utility supply or Internet connectivity.  All EPAM offices remain open and fully functional, including those we use in the Ukraine and Russia to support our clients.

We continue to monitor the situation closely. Our contingency plans include relocating work or personnel to other locations and adding new locations, as appropriate.

We have no way to predict the progress or outcome of the situation, as the political and civil unrest and reported military activities are fluid and beyond our control.  Prolonged unrest, military activities, or broad-based sanctions, should they be implemented, could have a material adverse effect on our operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPAM Systems, Inc.

Date:	March 3, 2014	By:	/s/ Ginger Mosier
			Name:	Ginger Mosier
			Title:	Vice President, General Counsel & Secretary